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                                                                       Exhibit 5

                                December 27, 2002

OraSure Technologies, Inc.
150 Webster Street
Bethlehem, Pennsylvania 18015

   Re: OraSure Technologies, Inc. Registration Statement on Form S-8

Ladies and Gentlemen:

       As Vice President and General Counsel of OraSure Technologies, Inc., a Delaware corporation (the "Company"), I am familiar with the registration statement on Form S-8 ("Registration Statement") to be filed by the Company with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended (the "Act"), 1,800,000 shares (the "Registered Shares") of the Company's common stock, $.000001 par value ("Common Stock"), to be issued in connection with the Company's 2000 Stock Award Plan (the "Plan"), together with options and other rights related thereto.

       I have examined and relied upon originals or copies, certified or otherwise authenticated to my satisfaction, of all corporate records, documents, agreements or other instruments of the Company, and have made such investigation of law, as I have deemed necessary or appropriate as a basis for this opinion.

       I am admitted to the Bar of the Commonwealth of Pennsylvania, and I express no opinion as to the basis of any jurisdiction other than the Federal laws of the United States of America and the General Corporation Law of the State of Delaware.

       Based upon and subject to the foregoing, it is my opinion that the Registered Shares, when sold and delivered by the Company upon exercise of options or pursuant to other rights duly granted under the Plan against payment for such shares to the extent and in the manner required by the Plan and the terms of any applicable grant, will be validly issued, fully paid and non-assessable.

       I consent to the reference made to me and the use of this opinion in the Registration Statement and in any amendments thereof.

                                    Very truly yours,

                                    /s/  Jack E. Jerrett

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